Exhibit 99.1

Beacon Roofing Supply Reports Fourth Quarter and Annual 2014 Results

•	Record fourth quarter sales of $726.5 million vs. $683.6 million in prior year (6.3% growth)

•	Fourth quarter diluted EPS of $0.48 vs. $0.55 ($0.56 adjusted) in prior year

•	Record annual sales of $2.33 billion vs. $2.24 billion in 2013 (3.8% growth)

•	Annual diluted EPS of $1.08 vs. $1.47 ($1.45 adjusted) in 2013

•	26 new greenfield branches in 2014

•	One acquisition with three branches in 2014

HERNDON, VA. — (BUSINESS WIRE) — November 25, 2014 — Beacon Roofing Supply, Inc. (the "Company") (NASDAQ: BECN) announced results today for its fourth quarter and fiscal year ended September 30, 2014 (“2014”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated:  “Again this quarter we were able to demonstrate our focus on driving top line revenue growth with a 6.3% increase in sales.  Almost two thirds of that growth was due to the success of our 26 new greenfields that we opened in the current year.  In addition, we completed three acquisitions in August and October that, for next year, will add over $88 million to our revenue base.  We continue to experience pressure on our gross margins which are down slightly from last quarter and from last year. The soft residential market, coupled with heightened competition, has continued to put pressure on our market pricing.  We continue to invest heavily to grow the business through the opening of the new greenfield branches.  As a result, we are well positioned to continue to see sales growth.  Recognizing the challenges we face from gross margin pressure, in 2015 we will continue our focus on driving more leverage through our operating cost structure and work to lower our overall operating costs as a percentage of sales.”

Fourth Quarter

Total sales increased 6.3% to a fourth quarter record $726.5 million in 2014 from $683.6 million in 2013. On an overall consolidated basis, residential roofing product sales increased 5.1%, non-residential roofing product sales increased 4.9%, and complementary product sales increased 14.5% over the prior year. During the fourth quarter, the Company opened nine new greenfield branches and made one acquisition with three branches. Sales from greenfield branches totaled $28.4 million. The fourth quarters of 2014 and 2013 both had the same number of business days.

Net income for the fourth quarter was $24.2 million, compared to net income of $27.4 million in 2013. The fourth quarter diluted income per share was $0.48, compared to $0.55 in 2013. This decline was due primarily to lower gross margins from reduced selling prices as a result of a soft demand environment, and a continued unfavorable shift in sales mix to lower margin direct shipment and commercial business. During the fourth quarter, the Company incurred increased operating expenses of $6.1 million related to new stores (greenfield locations not open last year) as the Company continued to expand its footprint in existing and new markets.

Fiscal Year

Total sales increased 3.8% to an annual record $2.33 billion in 2014, from $2.24 billion in 2013. Existing market (organic) sales, which exclude branches acquired after the beginning of last year, increased 2.9%. Fiscal years 2014 and 2013 both had the same number of business days. In existing markets, residential roofing product sales increased 0.2%, non-residential roofing product sales increased 6.0%, and complementary product sales increased 4.7%. Sales from greenfields were $43.6 million for the year. 2014 was unfavorably impacted by the severity of winter storms and prolonged colder temperatures in most markets during the first half of the year.

Net income in 2014 was $53.8 million, compared to $72.6 million in 2013, a decrease of 25.8%. Diluted net income per share for 2014 was $1.08, compared to $1.47 in 2013. Adjusted net income, after removing the impact of certain non-recurring items, was $71.8 million in 2013, with adjusted diluted net income per share of $1.45 (see included financial tables for a reconciliation of adjusted net income and adjusted earnings per share). The lower net income was due to continued lower overall gross margins which were pressured by softer overall demand following the adverse and extended weather conditions during the first half of 2014. The weather related impacts were compounded by an unfavorable shift in sales mix in 2014. Additionally in 2014, the Company incurred incremental operating expenses of $12.1 million related to new stores (greenfield locations not open last year) as the Company continued to expand its footprint in existing and new markets. Included in the Company’s operating results for 2013 were a $2.6 million credit to interest expense ($1.5 million, net of taxes), $0.03 per share, resulting from adjustments in the fair values of certain interest rate derivatives, and a $1.2 million charge ($0.7 million, net of taxes), $0.01 per share, for termination benefits.

Cash flow provided by operations was $55.5 million in 2014, compared to $78.5 million in 2013. This decrease in operating cash flows was influenced primarily by the decrease in net income year-over-year. Cash on hand increased to $54.5 million as of September 30, 2014, from $47.0 million as of September 30, 2013. Net working capital has improved $70.8 million since September 30, 2013, to $462.1 million as of September 30, 2014. As of September 30, 2014, the Company had a total leverage ratio of 1.88:1 and available borrowings under revolving credit facilities of $311.8 million.

The Company will host a webcast and conference call today at 10:00 a.m. (EDT) to discuss these results. The live webcast of the call, along with a webcast replay after the call, can be accessed at http://ir.beaconroofingsupply.com/events.cfm (the “Events & Presentations” page of the “Investor Relations” section of the Company’s web site). There will be a slide presentation of the results available on that page of the website as well. For those unable to connect to the Internet or who may wish to ask questions, the conference call dial-in number is (719) 325-2420. To assure timely access, call participants should call in before 10:00 a.m.

About Beacon Roofing Supply

Beacon Roofing Supply, Inc. is a leading distributor of residential and commercial roofing materials and complementary building products, with sales for the Company's 2014 fiscal year exceeding $2.3 billion. For more than 85 years, Beacon has built a tradition of partnership and trust with our customers and suppliers. As of September 30, 2014, Beacon operated 264 branches in 42 states in the U.S. and six provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

Forward-Looking Statements: This release contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, 571-323-3940
Executive Vice President & Chief Financial Officer
JNowicki@becn.com

Source: Beacon Roofing Supply, Inc.

News Provided by Acquire Media

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Quarter Ended September 30,				Year Ended September 30,
	2014	% of Net Sales	2013	% of Net Sales	2014	% of Net Sales	2013	% of Net Sales
	(unaudited)		(unaudited)
Net sales	$726,494	100.0%	$683,568	100.0%	$2,326,905	100.0%	$2,240,723	100.0%
Cost of products sold	563,164	77.5%	525,909	76.9%	1,799,065	77.3%	1,709,326	76.3%
Gross profit	163,330	22.5%	157,659	23.1%	527,840	22.7%	531,397	23.7%

Operating expenses	120,151	16.5%	110,088	16.1%	428,977	18.4%	401,676	17.9%

Income from operations	43,179	5.9%	47,571	7.0%	98,863	4.2%	129,721	5.8%

Interest expense, financing costs and other	2,388	0.3%	1,650	0.2%	10,095	0.4%	8,247	0.4%

Income (loss) before provision for income taxes	40,791	5.6%	45,921	6.7%	88,768	3.8%	121,474	5.4%
Provision (benefit) for income taxes	16,584	2.3%	18,517	2.7%	34,922	1.5%	48,867	2.2%

Net income (loss)	$24,207	3.3%	$27,404	4.0%	$53,846	2.3%	$72,607	3.2%

Net income (loss) per share:
Basic	$0.49		$0.56		$1.09		$1.50
Diluted	$0.48		$0.55		$1.08		$1.47

Weighted average shares used in computing net income (loss) per share:
Basic	49,350,831		48,819,289		49,227,466		48,472,240
Diluted	49,970,551		49,651,862		49,947,699		49,385,335

BEACON ROOFING SUPPLY, INC

Consolidated Balance Sheets

(in thousands)

	September 30, 2014	September 30, 2013

ASSETS
Current assets:
Cash and cash equivalents	$54,472	$47,027
Accounts receivable, net	360,802	329,673
Inventories	301,626	251,370
Prepaid expenses and other assets	66,828	62,422
Deferred income taxes	14,610	14,591
Total current assets	798,338	705,083

Property and equipment, net	88,565	67,659
Goodwill	466,206	469,203
Other assets, net	80,787	96,751

TOTAL ASSETS	$1,433,896	$1,338,696

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$220,834	$182,914
Accrued expenses	80,285	68,298
Borrowings under revolving lines of credit	18,514	47,426
Current portion of long-term obligations	16,602	15,098
Total current liabilities	336,235	313,736

Senior notes payable, net of current portion	185,625	196,875
Deferred income taxes	64,100	61,003
Long-term obligations under equipment financing and other,
net of current portion	30,835	12,726
Total liabilities	616,795	584,340

Commitments and contingencies

Stockholders' equity:
Common stock	493	488
Undesignated preferred stock	-	-
Additional paid-in capital	328,059	312,962
Retained earnings	495,128	441,282
Accumulated other comprehensive income (loss)	(6,579)	(376)
Total stockholders' equity	817,101	754,356

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,433,896	$1,338,696

BEACON ROOFING SUPPLY, INC

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended September 30,
	2014	2013
Operating activities:
Net income	$53,846	$72,607
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	30,294	30,415
Stock-based compensation	7,422	9,266
Certain interest expense and other financing costs	816	(1,541)
Gain on sale of fixed assets	(1,323)	(1,487)
Deferred income taxes	3,078	4,416
Other	129	-
Changes in assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	(32,984)	(22,790)
Inventories	(50,846)	(16,033)
Prepaid expenses and other assets	(4,790)	8,343
Accounts payable and accrued expenses	49,855	(4,703)
Net cash provided by operating activities	55,497	78,493

Investing activities:
Purchases of property and equipment	(37,239)	(26,120)
Acquisition of businesses	(1,514)	(64,606)
Proceeds from sales of assets	1,437	1,235
Net cash used in investing activities	(37,316)	(89,491)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	(27,626)	6,296
Borrowings under equipment financing facilities	25,377	3,993
Repayments under equipment financing facilities	(5,009)	(4,549)
Repayments under term loan	(11,250)	(11,250)
Proceeds from exercises of options	7,680	18,579
Excess tax benefit from equity-based compensation	1,030	4,944
Net cash (used in) provided by financing activities	(9,798)	18,013
Effect of exchange rate changes on cash	(938)	(193)
Net decrease in cash and cash equivalents	7,445	6,822
Cash and cash equivalents at beginning of period	47,027	40,205
Cash and cash equivalents at end of period	$54,472	$47,027

BEACON ROOFING SUPPLY, INC

(unaudited, dollars in millions)

Consolidated Sales by Product Line
Quarter Ended

	September 30, 2014		September 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$352.4	48.5%	$335.2	49.0%	$17.2	5.1%
Non-residential roofing products	270.9	37.3%	258.2	37.8%	12.7	4.9%
Complementary building products	103.2	14.2%	90.1	13.2%	13.1	14.5%

	$726.5	100.0%	$683.5	100.0%	$43.0	6.3%

Consolidated Sales by Product Line for Existing Markets*
Quarter Ended

	September 30, 2014		September 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$351.9	48.5%	$333.5	48.8%	$18.4	5.5%
Non-residential roofing products	270.9	37.3%	257.1	37.6%	13.8	5.4%
Complementary building products	103.1	14.2%	92.9	13.6%	10.2	11.0%

	$725.9	100.0%	$683.5	100.0%	$42.4	6.2%

Existing Market Sales By Business Day**
Quarter Ended

	September 30, 2014		September 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$5.498	48.5%	$5.211	48.8%	$0.287	5.5%
Non-residential roofing products	4.233	37.3%	4.018	37.6%	0.215	5.4%
Complementary building products	1.611	14.2%	1.451	13.6%	0.160	11.0%

	$11.342	100.0%	$10.680	100.0%	$0.662	6.2%

Note: Some totals above may not foot due to rounding.

*Excludes branches acquired during the four quarters prior to the start of the fourth quarter of fiscal 2014.

**There were 64 business days in each of the quarters ended September 30, 2014 and 2013.

BEACON ROOFING SUPPLY, INC

(unaudited, dollars in millions)

Consolidated Sales by Product Line
Year Ended

	September 30, 2014		September 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$1,108.5	47.7%	$1,100.5	49.1%	$8.0	0.7%
Non-residential roofing products	876.0	37.6%	822.7	36.7%	53.3	6.5%
Complementary building products	342.4	14.7%	317.5	14.2%	24.9	7.8%

	$2,326.9	100.0%	$2,240.7	100.0%	$86.2	3.8%

Consolidated Sales by Product Line for Existing Markets*
Year Ended

	September 30, 2014		September 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$1,063.1	48.4%	$1,061.4	49.8%	$1.7	0.2%
Non-residential roofing products	828.5	37.8%	781.5	36.6%	47.0	6.0%
Complementary building products	303.3	13.8%	289.8	13.6%	13.5	4.7%

	$2,194.9	100.0%	$2,132.7	100.0%	$62.2	2.9%

Existing Market Sales By Business Day**
Year Ended

	September 30, 2014		September 30, 2013
	Net Sales	Mix %	Net Sales	Mix %	Change
Residential roofing products	$4.202	48.4%	$4.195	49.8%	$0.007	0.2%
Non-residential roofing products	3.275	37.8%	3.089	36.6%	0.186	6.0%
Complementary building products	1.199	13.8%	1.145	13.6%	0.053	4.7%

	$8.676	100.0%	$8.430	100.0%	$0.246	2.9%

Note: Some totals above may not foot due to rounding.

*Excludes branches acquired during the four quarters prior to the start of fiscal 2014.

**There were 253 business days in each of the years ended September 30, 2014 and 2013.

BEACON ROOFING SUPPLY INC

Adjusted Diluted Net Income per Share ("Adjusted Earnings per Share")

(unaudited; in thousands except per share amounts)

	Quarter Ended September 30,				Year Ended September 30,
	2014	EPS	2013	EPS	2014	EPS	2013	EPS
Net income & diluted earnings per share	$24,207	$0.48	$27,404	$0.55	$53,846	$1.08	$72,607	$1.47
Company adjustments, net of income taxes:
Fair value of certain interest rate derivatives and
charge associated with refinancing	-	-	-	-	-	-	(1,536)	(0.03)
Termination benefits	-	-	176	0.00	-	-	717	0.01

Adjusted net income & diluted earnings per share	$24,207	$0.48	$27,580	$0.56	$53,846	$1.08	$71,788	$1.45

Note: Some totals above may not foot due to rounding.

The Company’s management believes that "Adjusted Earnings per Share," which excludes certain events such as the recognition of changes in the fair value of certain interest rate derivatives and termination benefits is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance.

The majority of the above termination benefits are associated with the retirement of our former CFO. While management believes Adjusted Earnings per Share (EPS) is a useful measure for investors, it is not a measurement presented in accordance with United States generally accepted accounting principles (GAAP). You should not consider Adjusted Earnings per Share in isolation or as a substitute for net loss per share or diluted earnings per share calculated in accordance with GAAP.